UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 24, 2019

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	RMBS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of David Shrigley as Director.

On October 24, 2019, David Shrigley informed the Board of Directors (the “Board”) of Rambus Inc. (the “Company”) that he would retire and resign from the Board effective October 24, 2019. Mr. Shrigley’s decision to resign from the Board was not because of any disagreement with the Company.

(d) Appointment of Necip Sayiner as Director.

On October 24, 2019, the Board appointed Dr. Necip Sayiner, age 54, as a member of the Board and as a Class II director, effective immediately, and to stand for reelection at the annual meeting of stockholders of the Company to be held in 2021. The size of the Board will remain at eight directors.

There are no arrangements or understandings between Dr. Sayiner and any other person pursuant to which Dr. Sayiner was named a director of the Company. Dr. Sayiner does not have any family relationship with any of the Company’s directors or executive officers. Dr. Sayiner has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K. Dr. Sayiner will receive standard compensation, including cash, restricted stock units and option grants available to non-employee directors of the Company.

Dr. Sayiner also was appointed to the Compensation and Corporate Development Committees of the Board, effective immediately. After giving effect to Dr. Sayiner’s appointments, the Compensation Committee is composed of Eric Stang, Emiko Higashi and Dr. Sayiner, and the Corporate Development Committee is composed of Emiko Higashi, Sanjay Saraf, E. Thomas Fisher and Dr. Sayiner.

In connection with his appointment and service as a non-employee director, Dr. Sayiner entered into the Company’s standard form of indemnification agreement and will receive an annual cash retainer of $40,000 paid quarterly. Dr. Sayiner will also receive an initial option grant to purchase 40,000 shares of common stock of the Company vesting over four years, with one-quarter of the shares subject to option vesting one year after the date of grant and the remaining shares vesting ratably each month thereafter. In addition, for so long as he remains a member of the Board, Dr. Sayiner will be eligible to receive annual equity grants of a number of RSUs with an approximate fair market value equal to $160,000 at the time of grant, vesting in full one year after the date of grant.

Attached to this Form 8-K is a press release regarding the appointment of Dr. Sayiner as a director of the Company. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 25, 2019.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2019	Rambus Inc.

/s/ Jae Kim
Jae Kim Senior Vice President, General Counsel and Secretary